Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (Hereinafter referred to as “the agreement”) is to be signed by two parties in Harbin, People’s Republic of China (Hereinafter referred to as “China”) on March 30, 2016.

Party A: Harbin Donghui Technology Co., Ltd.

Address: No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin

Party B: Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Address: No.183 Daxin Street, Daowai District, Harbin

Party A and Party B are hereinafter referred to as “one party” respectively or “two parties” collectively.

Whereas:

1.	Party A is a wholly foreign-owned company with necessary resource to provide technology and consulting service;

2.	Party B is a domestic-funded company in China and is approved by related government department under the law to engage in [providing energy-saving technical service, developing and selling LED lighting and electronic products, designing and constructing urban lighting project, so on and so forth]. All the business Party B operates and develops currently and within valid period of the agreement are referred to as “main business”;

3.	Party A agrees to leverage the advantage of its technology, human resource and information to provide Party B with exclusive technology support, consulting and other services which are related to the main business in the period of this agreement. Party B agrees to accept all kinds of service provided by Party A or its designated party according to the agreement.

Based on that, both parties are agreed to conclude the following terms:

1 Service Offering

1.1 According to terms and conditions of this agreement, Party B appoints Party A as its exclusive service provider in the period of the agreement to provide overall technology support, consulting and other services including but not limited to the following content:

(1)	Permission of allowing Party B to use the related software which Party A has its legal right;

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(2)	Development, maintaining and update of related software which is needed by Party B’s business;

(3)	Designing, assembling, management, maintaining and update of computer network system, hard equipment and database;

(4)	Technology support and professional training of related personnel of Party B;

(5) Assisting Party B in consulting, collecting and studying related technology and market information (the scope of market survey forbidden by Chinese law on wholly foreign-owned companies is excepted);

(6)	Providing Party B with corporate management consulting;

(7)	Providing Party B with marketing and market promotion service;

(8)	Providing Party B with customer deals management and customer service;

(9)	Equipment, property leasing; and

(10) Under the permission of Chinese law, providing Party B with other related services as Party B requires.

1.2	Party B agrees to accept service provided by Party A. Party B further agrees that Party B shouldn’t directly or indirectly obtain any same or similar service from the third party regarding the services and other items stipulated in the agreement, or establish cooperation relation with any third party on items this agreement describes in the period of the agreement. Both parties agree that Party A can designate other party (the other party can sign some agreements with Party B described in Term 1.3 of the agreement) to provide Party B with stipulated service in this agreement

1.3 The Way to Provide Service

1.3.1 Both parties are agreed that in the valid period of the agreement Party B can sign service agreement with Party A or the other party designated by Party A depending on circumstances, and arrange the specific content, approach, personnel, payment and so on of each service.

1.3.2 To fulfill the agreement better, both parties are agreed that, depending on circumstances, in the valid period of the agreement Party B can sign

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equipment and property lease agreement with Party A or the other party designated by Party A time to time according to its business processing, and Party A should provide related equipment and property to Party B for usage.

1.3.3	Party B entitles Party A to have an irreversible, exclusive purchase right which allows Party A to buy any part or whole property or transactions of Party B at the lowest price permitted by Chinese Law up to Party A’s own choice under laws and regulations of China. On the occasion, both parties will sign another property or transaction transfer agreement and arrange the terms and conditions of the agreement.

2 Service Price and Payment Ways

2.1	Party B agrees to pay the fees for the service provided by Party A according to Article 1 of this Agreement, including:

(1)	RMB 10,000 Yuan for fixed service fees and depreciation expenses per month;

(2)	Sales service fees equivalent to 95% of the total annual net profit of Party B;

(3)	Fees for other related technical service and consulting service required by Party A from time to time and stipulated by additional agreements by both parties.

2.2 Party B shall pay the service fees to Party A monthly. Party B shall, before the tenth work day of each month, pay Party A the fixed service fees as stated in Article 2.1(1). In case there are less than 30 days of a certain month, Party B shall pay Party A the fixed service fees based on actual days. After each fiscal year, both parties shall calculate the sales service fees stipulated by Article 2.1(2) according to Party B’s total net profit of last fiscal year reported by the audit report issued by a Chinese certified accounting firm recognized by both parties, and Party B shall pay Party A the aforesaid sales service fees within 15 days after the issuance of the related audit report. Party B agrees to provide the related Chinese certified accounting firm with all the materials and assistance necessary to assure the Chinese certified accounting firm can complete the audit report of last fiscal year and issue it to both Party B and Party A within 30 days after the end of last fiscal year. Party B shall pay Party B the related technical service fees and business consulting service fees stipulated by Article 2.1(3) according to the provisions of other additional technical service agreements or consulting service agreements concluded by both parties from time to time.

2.3	If Party A transfers technology to Party B or conduct software or other technology development, or lease equipment and property to Party B in response to the entrusting of Party B, the technology transfer fee, entrusting development fee or lease fee should be determined according to actual circumstances.

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3 Intellectual Property Right and Non-disclosure Term

3.1 Party A has exclusive ownership, rights and interests of all the intellectual property rights (including but not limited to copyright, patent right, patent application right, software, technology secret, business secret, etc.) which are formed or created by Party A in the course of fulfilling the agreement, whether these intellectual property rights are developed by Party A independently or based on the original property right of Party B. Party B should sign all proper files, take all proper actions, submit all the files and/or applications, provide all proper assistance and conduct all behaviors Party A defines to be necessary, in order to delegate the ownership, rights and interests of all these intellectual property right and/or provide protection to Party A’s intellectual property right.

3.2 Both parties admit and confirm that any information concerning this agreement, the content of the agreement and oral and written exchange information for preparing or fulfilling the agreement should be considered as non-disclosure information. The following information is excepted: (a) any information which has been known or will be known by the public (isn’t disclosed without authorization by one of the parties who takes the non-disclosure information); (b) any information which needs to be disclosed pursuant to applicable law and regulations, security exchange rules or orders from government departments or courts; or (c) the information concerning this agreement which needs to be disclosed to its shareholders, directors, employees, law or financial consultant who should take similar responsibility to keep it secret. If shareholders, directors, employees or hired agencies of any party let out the non-disclosure information, they have to take responsibility for breach of contract.

4 Statement and Guarantee

4.1 Party A States, Guarantees and Promises:

4.1.1 Party A is a wholly foreign-owned company duly incorporated and validly existing under the laws of China; Party A or its designated service provider has already obtained all permission and certificates from government to conduct the service before providing such service.

4.1.2 Party A has taken necessary actions, obtained necessary authority and acquired the approval (if need) from the third party and government department, so as to sign, deliver and fulfill this agreement; The behavior of Party A signing, delivering and fulfilling the agreement doesn’t breach of the provision of laws

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and regulations.

4.1.3 The agreement forms legality, effectiveness and force of constraint on it and has the liability to enforce it according to the terms.

4.2 Party B States, Guarantees and Promises:

4.2.1 Party B is a company duly incorporated and validly existing pursuant to Chinese laws. Party B has obtained all the permissions and certificates from government to maintain its own main business.

4.2.2 Party B has taken necessary actions, obtained necessary authority and acquired the approval (if need) from the third party and government department, so as to sign, deliver and fulfill this agreement; The behavior of Party B signing, delivering and fulfilling the agreement doesn’t breach of the provision of laws and regulations.

4.2.3 This agreement forms legality, effectiveness and force of constraint on it and duty to enforce it according to the terms of the agreement.

5 Duration of the Agreement

5.1 The agreement will take effect as of the day it is signed; the agreement will be permanently valid unless there is specific statement in this agreement or both parties decide in a written form to terminate the agreement.

5.2 If, in the valid period of the agreement, any party’s operating term is expire the party should extend its operating term on time in order to make the agreement continue to be effective and executable. If the application extending the operating term of one party doesn’t gain approval from the department in charge, the agreement will terminate at the expiration date of one party’s operation term.

5.3 After the termination of the agreement, the rights and responsibilities under the term 3, 6, 7 and 5.3 of both parties will continue to be effective.

6 Applicable Law and Dispute Resolution

6.1 The drafting, efficacy, explanation, amendment, termination and the dispute resolution of the agreement are applicable to Chinese law.

6.2 Any dispute which is created because of explanation and fulfillment of the agreement should be solved via friendly negotiation by both parties. If the dispute can not be solved within 30 days after the written notice for a friendly

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negotiation issued from one party to the other, the dispute should be delivered to Harbin Arbitration Commission who will arbitrate the dispute according to its arbitration rules. It will take place in Harbin. The arbitration result is final and has binding effect to both parties.

6.3 When some disputes created by explanation and fulfillment of the agreement or any other disputes are under arbitration, except these controversial issues, both parties should execute other rights and fulfill other duties under the agreement.

7 Responsibility and Compensation for Breach of Contract

7.1 If Party B substantially breaks any term of the agreement, Party A has rights to terminate the agreement and/or claims compensation for damages; term 7.1 shouldn’t get in the way of any other rights of Party A under the agreement.

7.2 Unless otherwise stipulated by law, Party B has no rights to terminate or rescind this agreement.

7.3 Any losses, damages, responsibility or expenses incurred by lawsuit, request or other items aiming at Party A in the course of Party A providing services to Party B according to the agreement should be compensated to Party A by Party B, so as to protect Party A from any damages, unless the damages, losses, responsibility and expenses are created by culpable negligence and intentional misconduct of Party A.

8 Force Majeure

8.1 When any party of this agreement can’t or can partially fulfill the agreement because of earthquake, typhoon, flood, fire, epidemic disease, war, strike or any other majeure issues (“force Majeure”) which can’t be prevented or avoided by the influenced party, the party influenced by the above-mentioned force majeure doesn’t take the responsibility for the non-fulfilled or partially non-fulfilled parts. But the influenced party should immediately issue a written notice and provide the other party with details about majeure events, explaining the reasons of non-fulfillment, partial fulfillment or delay within 15 days after the written notice is issued.

8.2 If the party who presents the force majeure fails to inform the other party and provide proper evidence according to the above provision, the party cannot be exempted from the responsibility of unfulfilling this agreement. The party who is influenced by the force majeure should make reasonable efforts to reduce the consequences created by force majeure and try to regain the fulfillment of all related liability as soon as possible after the end of force

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majeure. If the influenced party fails to regain fulfillment of related liability after the end of temporary termination of the liability because of force majeure, the party should take the liability to the other party.

8.3 When force majeures happen, both parties should immediately negotiate for an equal, fair solution and make all reasonable efforts to reduce the consequences created by force majeures.

9 Notice

9.1 All notices and correspondences required or issued pursuant to the agreement should be delivered by specific personnel, mailed via registered letter, or processed by prepaid postage or business courier service or fax to the following address. Each notice should be delivered again via e-mail. The date of notice being delivered and considered as effectiveness should be confirmed as following ways:

9.1.1 If the notice is sent by specific personnel, carrier service, registered mail or prepaid postage, the delivery date should be considered as the day when it is received or rejected at the designated address.

9.1.2 If the notice is sent by fax, the delivery date should be considered as the day when it is successfully faxed (the automatically generated confirm information could be the testimonial).

9.2 For the sake of being informed, the addresses of both parties are as follows:

Party A: Harbin Donghui Technology Co., Ltd.

Address: No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin

Receiver: WANG Ximing

Tel.: 13654523613

Fax: 0451-87381323

Party B: Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Address: No.183 Daxin Street, Daowai District, Harbin

Receiver: CHENG Zhao

Tel.: 13946000887

Fax: 0451-82348458

9.3	Each party can inform the other one of changing its address of receiving notices at any time according to this term.

10 The Transfer of the Agreement

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10.1 Party B cannot transfer its rights and obligations to the third party unless Party B gains written approval from Party A beforehand.

10.2 Party B hereby agrees that Party A can transfer the rights and responsibility under the agreement to the third party, issue written notice to Party B when the transfer happens and do not need the approval of Party B.

11 The Partition of the Agreement

If one or several stipulations of this agreement have been adjudged as invalid, illegal or unenforceable according to any law or regulation, other valid, legal or enforceable stipulations of the agreement shouldn’t be influenced or damaged by that in any aspect. Both parties should conduct sincere negotiation in order to replace these invalid, illegal or unenforceable stipulations with effective ones to the most extent of both parties’ expectations and approval of law. And the economic effect created by those valid stipulations should be similar to the economic effect created by those invalid, illegal or unenforceable terms.

12 Amendment and Supplement of the Agreement

Both parties can amend or add this agreement via written stipulation. Amendment agreement and supplement agreement concerning this agreement signed by both parties should be considered as a part of the agreement and have same legal effect with the agreement.

13 Language and Duplicates

This agreement is written in Chinese and in duplicate. Each party holds one. Two copies have the same effect.

In witness whereof, the corporate parties hereto have caused this Exclusive Cooperation Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party A: Harbin Donghui Technology Co., Ltd.(Seal)

Signature: /s/ WANG Ximing (Signature)

Name: WANG Ximing

Position: Legal Person

Party B: Harbin Dongxing Energy Saving Technical Service Co., Ltd. (Seal)

Signature: /s/ CHENG Zhao (Signature)

Name: CHENG Zhao

Position: Legal Person

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